This Agreement is made as of the 10th day of November, 2010 between Diamond Technologies Inc., a corporation incorporated in the State of Nevada, U.S.A., having its head office at Markham, Ontario, Canada L3R 5B4 ("DTI") and John Cecil ("Employee")

WHEREAS the parties hereto are parties to an employment agreement dated April 15th 2010 (the "Employment Agreement"); and

WHEREAS the parties have agreed to terminate the Employment Agreement with immediate effect upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the sufficiency of which is acknowledged, including the covenants of the parties as hereinafter set forth, the parties hereto covenant and agree as follows:

1. The Employment Agreement is terminated with immediate effect.

2. The Employee waives payment by DTI of all accrued salary and termination or severance pay associated with the termination of the Employee Agreement.

3. The Employee releases and agrees to save harmless DTI from and against all liabilities, obligations, direct and indirect, of DTI to him, of every nature and kind, arising in any manner whatsoever up to the present, save and except for those expressed in this Agreement. DTI likewise releases and agrees to save harmless the Employee from and against all liabilities, obligations, direct and indirect, of the Employee to DTI, of every nature and kind, arising in any manner whatsoever up to the present, save and except for those expressed in this Agreement.

4. The Employee acknowledges that he had obtained independent legal advice prior to the execution and delivery of this Agreement and has entered into the same with full knowledge of its contents and the consequences thereof.

5. This Agreement shall be governed by the laws in force in the jurisdiction of residence of the Employee.

IN WITNESS WHEREOF the parties hereto have signed and delivered this Agreement as of the day and year first above written.

Witness

John Cecil

Diamond Technologies Inc.

Witness

By ____________________